Exhibit 99.2

NAUTILUS CRYPTOMINE LLC

NAUTILUS CRYPTOMINE LLC

CONDENSED STATEMENT OF OPERATIONS (UNAUDITED)

(Thousands of Dollars)

September 30, 2021
Six Months Ended
Revenues	$—
Expenses
Development	(656)
Net Income (Loss)	$(656)

The accompanying Notes to the Condensed Financial Statements are an integral part of the financial statements.

NAUTILUS CRYPTOMINE LLC

CONDENSED BALANCE SHEET (UNAUDITED)

(Thousands of Dollars)

September 30,
2021
Assets
Property, plant and equipment	$127,432
Intangible assets	29,270
Total Assets	$156,702
Liabilities and Equity
Accounts payable and accrued liabilities	$12,678
Total current liabilities	12,678
Members' Equity	144,024
Total Liabilities and Equity	$156,702

The accompanying Notes to the Condensed Financial Statements are an integral part of the financial statements.

NAUTILUS CRYPTOMINE LLC

CONDENSED STATEMENT OF CASH FLOWS (UNAUDITED)

(Thousands of Dollars)

Six Months Ended
September 30, 2021
Operating Activities
Net income (loss)	$(656)

Change in assets and liabilities:
Accounts payable and accrued liabilities	593
Net cash provided by (used in) operating activities	(63)
Investing Activities
Expenditures for property, plant and equipment	(115,347)
Net cash provided by (used in) investing activities	(115,347)
Financing Activities
Contributions from members	115,410
Net cash provided by (used in) financing activities	115,410
Net Increase (Decrease) in Cash and Cash Equivalents	—
Cash and cash equivalents at beginning of period	—
Cash and cash equivalents at end of period	$—

Supplemental Information:
Increase (decrease) in capital expenditure accruals	$12,085
Non-cash intangible asset and capital contribution related to ground lease and electricity sub-metering arrangement	29,270

The accompanying Notes to the Condensed Financial Statements are an integral part of the financial statements.

NAUTILUS CRYPTOMINE LLC

CONDENSED STATEMENT OF MEMBERS' EQUITY (UNAUDITED)

(Thousands of Dollars)

	TeraWulf (Thales) LLC (a)	Cumulus Coin LLC (a)	Total Members' Equity
Opening Balance, April 1, 2021	$—	$—	$—
Net income (loss)	(328)	(328)	(656)
Non-cash contributions from members (b) (c)	—	29,270	29,270
Cash contributions from members	62,583	52,827	115,410
September 30, 2021	$62,255	$81,769	$144,024

(a)	At September 30, 2021, TeraWulf (Thales) LLC and Cumulus Coin LLC each held 6,258,317, of members' units based on a $10.00 per unit value. This excludes 200,000 units reserved for each Member. These units are expected to be issued at $10.00 per unit upon each member's respective $2 million cash contribution as required by the Nautilus LLC Agreement.

(b)	Non-cash contribution recognized at formation for an intangible asset related to ground lease and electricity sub-metering arrangement.

(c)	No members' units were issued to Cumulus Coin LLC for the non-cash contribution at formation. Cumulus Coin LLC will receive members' units in accordance with Schedule II, or as otherwise modified, of the Nautilus LLC Agreement. Through September 30, 2021, Cumulus Coin LLC received 975,667 of member's units related to this non-cash contribution.

The accompanying Notes to the Condensed Financial Statements are an integral part of the financial statements.

NAUTILUS CRYPOTOMINE LLC

NOTES TO THE CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

Capitalized terms and abbreviations appearing in the unaudited Notes to the Condensed Financial Statements are defined in the glossary. Dollars are in thousands, unless otherwise noted. The terms "Nautilus," "the Company," "we," "us" and "our" refer to Nautilus Cryptomine LLC, unless the context clearly indicates otherwise.

1. Formation, Organization, and Operations

TeraWulf (Thales) LLC		Cumulus Coin LLC
50% equity ownership

Nautilus Cryptomine LLC

Nautilus, formed in March 2021, became part of a joint venture between TeraWulf and Cumulus in May 2021. The joint venture is to develop, construct, own and operate a cryptomining facility in Berwick, Luzerne County, Pennsylvania. The facility will obtain zero carbon power supply under an agreement with an affiliate of Cumulus Coin. See Note 6 for additional information on this agreement. TeraWulf and Cumulus each own 50% of the equity interests in Nautilus and each party is responsible for funding its pro rata share of obligations under the Nautilus LLC Agreement.

Phase I of the project is for construction of up to 200 MW capacity digital currency mining facility and Phase II, if executed, could expand the project to a 300 MW capacity facility. The joint venture is expected to commence cryptocurrency mining operations in mid-2022.

As of September 30, 2021, Nautilus had no operating revenue and no cryptomining facilities in operation but has commenced related development and equipment procurement activities.

2. Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation

The financial statements have been prepared in accordance with GAAP. In the opinion of Nautilus, the accompanying unaudited interim condensed financial statements reflect recurring adjustments that occur in the normal course of business and considered necessary for a fair statement of such interim results.

Summary of Significant Accounting Policies

Use of Estimates. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value Method. Nautilus does not perform recurring fair value determinations at this time. The carrying value of certain assets and liabilities on the Condensed Balance Sheet, including “Accounts payable and other accrued liabilities” approximate fair value.

Operating Revenues and Revenue Recognition. Nautilus had no operating revenues as the Company is in the process of constructing its operating facilities. Once operations commence, revenues will be recognized in accordance with GAAP, including as described below.

Nautilus intends to recognize revenue under FASB ASC 606 with the core principle of the revenue standard being that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

•	Step 1: Identify the contract with the customer;
•	Step 2: Identify the performance obligations in the contract;
•	Step 3: Determine the transaction price;
•	Step 4: Allocate the transaction price to the performance obligations in the contract; and
•	Step 5: Recognize revenue when the Company satisfies a performance obligation.

In order to identify the performance obligations in a contract with a customer, Nautilus will assess the promised goods or services in the contract and identify each promised good or service that is distinct. A performance obligation meets ASC 606’s definition of a “distinct” good or service (or bundle of goods or services) if both of the following criteria are met: (i) the customer can benefit from the good or service either on its own or together with other resources that are readily available to the customer (i.e., the good or service is capable of being distinct); and (ii) the Company’s promise to transfer the good or service to the customer is separately identifiable from other promises in the contract (i.e., the promise to transfer the good or service is distinct within the context of the contract).

If a good or service is not distinct, the good or service is combined with other promised goods or services until a bundle of goods or services is identified that is distinct.

The transaction price is the amount of consideration to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer. The consideration promised in a contract with a customer may include fixed amounts, variable amounts, or both. When determining the transaction price, the Company considers the effects of all of the following:

•	Variable consideration;
•	Constraining estimates of variable consideration;
•	The existence of a significant financing component in the contract;
•	Noncash consideration; and
•	Consideration payable to a customer.

Variable consideration is included in the transaction price only to the extent that it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is subsequently resolved. The transaction price is allocated to each performance obligation on a relative standalone selling price basis. The transaction price allocated to each performance obligation is recognized when that performance obligation is satisfied, at a point in time or over time as appropriate.

Cryptocurrencies. Cryptocurrencies will be accounted for as intangible assets with indefinite useful lives. An intangible asset with an indefinite useful life is not amortized but assessed for impairment annually, or more frequently, when events or changes in circumstances occur indicating that it is more likely than not that the indefinite-lived asset is impaired. Impairment exists when the carrying amount exceeds its fair value, which is measured using the quoted price of the cryptocurrency at the time its fair value is being measured. In testing for impairment, Nautilus has the option to first perform a qualitative assessment to determine whether it is more likely than not that an impairment exists. If it is determined that it is not more likely than not that an impairment exists, a quantitative impairment test is not necessary. If Nautilus concludes otherwise, its required to perform a quantitative impairment test. To the extent an impairment loss is recognized, the loss establishes the new cost basis of the asset. Subsequent reversal of impairment losses is not permitted.

There is currently no specific definitive guidance under GAAP or alternative accounting framework for the accounting for cryptocurrencies and management will exercise significant judgment in determining the appropriate accounting treatment. In the event authoritative guidance is enacted under GAAP, Nautilus may be required to change its policies, which could have an effect on its condensed financial position and results from operations.

Property, Plant and Equipment. Expenditures for the construction of cryptomining facilities and the addition or refurbishment of major equipment are capitalized at cost. Such capitalized amounts include interest costs, where appropriate. In each case, such amounts are presented as "Property, plant, and equipment" on the Condensed Balance Sheet.

Once Nautilus commences operations, reductions in the carrying value of property, plant and equipment are accumulated over the estimated useful life of each depreciable unit using straight-line method. Such periodic reduction is presented as a charge to “Depreciation and amortization” on the Condensed Statement of Operations.

See Note 3 for additional information on property, plant and equipment.

Intangible Assets. Expenditures for intangible assets such as contractual rights, software, licenses and electricity sub-metering arrangement are capitalized at cost. Such amounts are presented as "Intangible assets" on the Condensed Balance Sheet. Reductions in the carrying value of intangible assets with finite useful lives are accumulated over the estimated useful life of each intangible asset using an amortization pattern in which the economic benefits of each intangible asset is utilized. Such periodic reduction is presented as a charge to "Depreciation and amortization" on the Condensed Statement of Operations. See "Cryptocurrencies" above for additional information on intangible assets.

See Note 4 for additional information on intangible assets.

Impairments. Long-lived assets are assessed for impairment whenever changes in facts and circumstances indicate the carrying value of the asset group may not be recoverable. Indicators of impairment may include changes in the economic environment, negative financial trends, physical damage to assets or decisions of management regarding strategic initiatives. Individual assets are grouped for impairment purposes at the lowest level for which there are identifiable cash flows that are largely independent of the cash flows of other assets and liabilities, where applicable. If there is an indication the carrying value of an asset group may not be recovered, management reviews the expected future cash flows of the asset group. If the sum of the undiscounted pre-tax cash flows is less than the carrying value of the asset group, the asset group is written down to its estimated fair value.

Fair value may be determined by a variety of valuation methods including third-party appraisals, market prices of similar assets, and present value techniques.

See "Cryptocurrencies" above for additional information on impairments.

There were no impairment charges for the six months ended September 30, 2021.

Leases. Right-of-use assets and lease liabilities represent our right to use an underlying asset for the lease term, while lease liabilities represent our obligation to make lease payments arising from the lease. Right-of-use assets and lease liabilities are recognized on commencement of the lease based on the present value of lease payments over the lease term. The discount rate for a lease is the rate implicit in the lease unless that rate cannot be readily determined. In such a case, the discount rate utilized is Nautilus's incremental secured borrowing rate over a similar time period and economic environment as the lease, based on information available at the lease commencement date.

Nautilus has entered into a Ground Lease Agreement with a related party with an initial lease term of five years that commences on the earlier of the start of operations or June 15, 2022. As of September 30, 2021, the lease has not yet commenced and pending the completion of significant lessor assets, and the right of use assets and lease liabilities attributable to the ground lease have not been recognized.

3. Property, Plant and Equipment

September 30, 2021
Construction work in progress	$127,432

4. Intangible Asset

September 30, 2021
Electricity sub-metering arrangement	$29,270

See Note 6 for information on the agreement supporting the recognition of the intangible asset.

5. Commitments and Contingencies

Equipment Supply Agreements

Miner agreements. Nautilus has executed agreements that are either variable or fixed rate for the purchase of 60,000 miners that will be delivered through June 2022 for a total estimated purchase price of $298 million, after discounts.

Under the variable rate priced agreements, the cost for the miners is not fixed with the actual purchase price determined one month prior to the respective batch of the miners being shipped and with reference to the market circumstances, provided that the actual purchase price of the miners will not be higher than the estimated aggregate purchase price. The estimated aggregate purchase price under these agreements is $188 million before discount, $180 million after discount. Amounts are payable in installments prior to shipment as outlined in the agreements. These miners are expected to be delivered between January 2022 and June 2022.

Under the fixed rate price agreement, the aggregate actual purchase price is $118 million. The miners are expected to be delivered between November 2021 and January 2022. Amounts are payable in installments prior to delivery as outlined in the agreements.

As of September 30, 2021 Nautilus has made $113 million of equipment deposits for the miners that are reflected on the Condensed Balance Sheet within "Property, plant and equipment.”

Litigation. From time-to-time in the ordinary course of its business, Nautilus may be subject to legal proceedings, claims and litigation. Nautilus is not party to any legal proceedings, claims, and (or) litigation that would have a material adverse effect on Nautilus's financial condition or results of operations as of September 30, 2021.

Regulatory Matters

Cryptocurrency mining. Government regulation of blockchain and cryptocurrency mining industries is being actively considered by the United States federal government via several agencies and regulatory bodies as well as similar entities in other countries. State government regulations also may apply to Nautilus’s activities and other activities in which Nautilus participates or may participate in the future. Other regulatory bodies are governmental or semi-governmental and have shown an interest in regulating or investigating companies engaged in the blockchain or cryptocurrency mining business.

Businesses that are engaged in the transmission and custody of bitcoin and other digital assets, including brokers and custodians, can be subject to the regulations of the U.S. Department of the Treasury as money services businesses as well as state money transmitter licensing requirements. Bitcoin and other digital assets are subject to anti-fraud regulations under federal and state commodity laws, and digital asset derivative instruments are substantively regulated by the Commodity Futures Trading Commission. Certain jurisdictions, including, among others, the State of New York and a number of countries outside the United States, have developed regulatory requirements specifically for digital assets and companies that transact in them.

Regulations may change substantially in the future, and it is presently not possible to know how regulations will apply to Nautilus's business or when they will become effective. As the regulatory and legal environments evolve, Nautilus may become subject to new laws, further regulation by the SEC and other agencies, which may affect its mining and other activities. For instance, various bills have been proposed in the U.S. Congress related to Nautilus’s business, which may be adopted and have an impact on Nautilus.

COVID-19. The duration of the economic effects of the COVID-19 pandemic, including any impacts our future operations and cost to or cryptomining equipment requirements, remains uncertain and is subject to: (i) the continued severity of the COVID-19 pandemic; (ii) the effectiveness of efforts by health officials and governments to inoculate and treat populations impacted by COVID-19 and (or) control the spread of COVID-19; (iii) the acceleration of economic recovery experienced by industrial and commercial businesses; and (iv) the lessening of restrictions imposed by governments that are intended to mitigate the spread of COVID-19. The increased availability of vaccines in 2021 has been a significant contributor to economic activity showing improvement. The federal government continues to pursue actions requiring vaccinations for adults and more recently providing access of vaccines to children. For example, in November 2021, OSHA released the "Emergency Temporary Standard" with the aim to protect employees while at work through COVID-19 vaccination, testing and face coverings requirements. The OSHA rules have been challenged in court. At this time, it is unclear whether the final rules will be implemented or, if implemented, on what terms.

The COVID-19 pandemic may still have unpredictable effects on the markets in which we transact, including our future revenue generating operations and the health and safety of our people, particularly if there is a resurgence of COVID-19 cases. Given the substantial uncertainty of the severity and duration of the COVID-19 pandemic, any sustained effect to Nautilus’s workforce, operations, liquidity and financial condition in future periods continues to be unknown. Accordingly, while we did not experience significant impacts to date, COVID-19 could adversely affect our business, financial condition, liquidity and results of operations in future periods.

6. Related Party Transactions

Ground Lease

Nautilus has executed a Ground Lease Agreement for land and other facilities in Pennsylvania with a subsidiary of Talen Energy Corporation that commences at the earlier of the beginning of its cryptomining operations or June 15, 2022, for an initial term of five years and two three-year extension options at the election of Nautilus.

The Ground Lease Agreement includes an electricity sub-metering arrangement to provide up to 100 MW of power to Nautilus at $20/MWh during the initial term. Nautilus may elect to increase the capacity up to 300 MW. The rate for power on the additional capacity or during an extended term would be a market-based fixed price during the remainder of the initial term or extended term, as applicable, at the time of the election. Electricity will be furnished by the lessor to Nautilus on a “sub-metering” basis. So long as electric current is supplied by sub-metering, Nautilus will pay a delivered energy charge each month of the term of the Ground Lease Agreement. If Nautilus’s capacity factor is below 95% during any such month, Nautilus is required to pay an additional capacity charge of $4.82 per MW-hour of any capacity shortage.

There were no expenses incurred under the Ground Lease Agreement for the six months ended September 30, 2021.

In connection with the execution of the Ground Lease Agreement, Nautilus recognized an intangible asset of $29 million related to the excess of the fair value of the electricity required to be furnished over the price for which Nautilus is paying for such electricity, with a corresponding $29 million recognized as a non-cash capital contribution. The intangible asset is to be amortized straight-line over the initial term of the Ground Lease Agreement.

Beowulf E&D Facility Operations Agreement

Nautilus executed the Beowulf FOA with Beowulf E&D in May 2021 pursuant to which Beowulf E&D will provide, or arrange for Nautilus, certain infrastructure, construction, operations and maintenance and administrative services necessary to build out and operate the Nautilus facility and support Nautilus’ ongoing business at the Nautilus facility. Pursuant to the FOA, Beowulf E&D may subcontract to any of its affiliates or, with respect to services performed off-site, to third parties or arrange for the provision of any or all of the services to be provided by it or by any of its affiliates or, with respect to services performed off-site, by third parties, provided that Beowulf E&D remains responsible to Nautilus for any services provided by such affiliate or third party.

Nautilus has agreed to pay Beowulf E&D an annual fee in the amount of $750 thousand payable annually in advance. Nautilus will also provide Beowulf E&D reimbursement for all out-of-pocket fees, expenses and capital costs (with respect to such capital costs, solely to the extent approved in writing by Nautilus in advance) paid by Beowulf E&D or its affiliates attributable to activities relating to the services, including, among others, the portion of the salaries, wages and related employee benefits and costs (including taxes and contributions) and other compensation paid to Beowulf E&D employees directly allocable to the time spent by such Beowulf E&D employees, independent contractors and subcontractors providing the services, which reimbursement will be prepaid monthly by Nautilus and reconciled monthly.

The term of the Beowulf FOA will continue until the earliest of: (i) its termination by mutual consent of Nautilus and Beowulf E&D; (ii) the sale by TeraWulf and its affiliates of their interests in Nautilus; (iii) the consummation of an initial public offering of Nautilus; or (iv) the termination of the Beowulf FOA by either party in the event of a default by the other party.

Nautilus recognized $288 thousand for these services as of September 30, 2021 and for the six months ended September 30, 2021 on the Condensed Balance Sheet and Condensed Statement of Operations.

Talen Corporate Services Agreement

Nautilus executed the Talen CSA with a subsidiary of Talen Energy Corporation in May 2021 pursuant to which the subsidiary will provide corporate and administrative services including day-to-day corporate-level management and support services such as accounting and financial reporting, development planning, real estate, information technology, financial planning and analysis, banking, treasury, regulatory, legal, supply chain and secretarial and administrative functions. Pursuant to the Talen CSA, the subsidiary may subcontract the provision of the services to its affiliates or third parties, provided that the subsidiary remains responsible to Nautilus for any corporate services provided by such affiliate or third party.

Nautilus has agreed to pay an annual fee in the amount of $750 thousand payable annually in advance. Nautilus will also provide reimbursement for all out-of-pocket fees, expenses and capital costs (with respect to such capital costs, solely to the extent approved in writing by Nautilus in advance) attributable to activities relating to the services, including, among others, the portion of the salaries, wages and related employee benefits and costs (including taxes and contributions) and other compensation paid to employees directly allocable to the time spent by such employees, independent contractors and subcontractors providing the services, which reimbursement will be prepaid monthly by Nautilus.

The term of the Talen CSA will continue until the earliest of: (i) its termination by mutual consent of both parties; (ii) the sale by Cumulus and its affiliates of their interests in Nautilus; (iii) the consummation of an initial public offering of Nautilus; or (iv) the termination of the agreement by either party in the event of a default by the other party.

Nautilus recognized $288 thousand for these services as of September 30, 2021 and for the six months ended September 30, 2021 on the Condensed Balance Sheet and Condensed Statement of Operations.

7. Subsequent Events

Nautilus evaluated subsequent events through December 16, 2021, the date the financial statements are available to be issued; all significant subsequent events, if any, are included in their respective notes to the financial statements.

GLOSSARY OF TERMS AND ABBREVIATIONS

Legal Entities

Cumulus. Cumulus Coin LLC, 50% owner in Nautilus, direct subsidiary of Cumulus Coin Holdings LLC and indirect subsidiary of Talen Energy Corporation.

Cumulus Digital. Cumulus Digital LLC, a subsidiary of Cumulus Digital Holdings LLC that through its subsidiary Cumulus Coin Holdings LLC owns an indirect 50% interest in Nautilus.

Nautilus. Nautilus Cryptomine LLC.

TeraWulf. TeraWulf (Thales) LLC, 50% owner in Nautilus and indirect subsidiary of TeraWulf Inc.

Other Terms and Abbreviations

ASC. Accounting Standards Codification.

ASC 606. FASB's ASC - Revenue from Contracts with Customers.

Beowulf E&D. Beowulf Electricity & Data Inc., a company controlled by TeraWulf's Chief Executive Officer.

COVID-19. Coronavirus disease.

Beowulf FOA. Facility Operations Agreement executed in May 2021 between Nautilus and Beowulf E&D to provide, or arrange for Nautilus, certain infrastructure, construction, operations and maintenance and administrative services necessary to build out and operate the Nautilus facility and support Nautilus’ ongoing business at the facility at an annual rate of $750 thousand and reimbursement of direct costs.

FASB. Financial Accounting Standards Board.

GAAP. Generally Accepted Accounting Principles in the United States.

Ground Lease Agreement. Agreement executed in May 2021, between Nautilus and a subsidiary of Talen Energy Corporation for certain premises located in Pennsylvania. The agreement also provides for sub-metering of electricity.

GW. Gigawatt, one million kilowatts of electric power.

Kilowatt. One thousand watts of electric power.

Nautilus LLC Agreement. The Limited Liability Company Agreement of Nautilus Cryptomine LLC, effective as of May 13, 2021.

Talen CSA. Corporate and Services Agreement executed in May 2021 between Nautilus and a subsidiary of Talen Energy Corporation to provide corporate and administrative services at an annual rate of $750 thousand plus reimbursement of direct and indirect costs.